        As filed with the Securities and Exchange Commission on August 15, 1997.
                                                   Registration Statement No. __
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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             Registration Statement
                        Under the Securities Act of 1933

                           CALIFORNIA AMPLIFIER, INC.
             (Exact name of Registrant as specified in its Charter)

                               460 CALLE SAN PABLO
                          CAMARILLO, CALIFORNIA  93012
                                 (805) 987-9000

           DELAWARE                                             95-3647070
(State or other jurisdiction of   (Address including zip     (I.R.S. Employer
incorporation or organization)   code and telephone number,  Identification No.)
                                  including area code of
                                  Registrant's principal
                                    executive offices)

                       1989 KEY EMPLOYEE STOCK OPTION PLAN
                            (Full Title of the Plan)

                                MICHAEL R. FERRON
                             VICE PRESIDENT, FINANCE
                           CALIFORNIA AMPLIFIER, INC.
                               460 CALLE SAN PABLO
                          CAMARILLO, CALIFORNIA  93012
                                 (805) 987-9000
             (Name, address including zip code, and telephone number
                   including area code, of agent for service)

                                 WITH A COPY TO:

                             PETER F. ZIEGLER, ESQ.
                             GIBSON, DUNN & CRUTCHER
                             333 SOUTH GRAND AVENUE
                          LOS ANGELES, CALIFORNIA 90071
                                 (213) 229-7000

                         CALCULATION OF REGISTRATION FEE
----------------------------------------------------------------------------------------------------------
|Title of Securities to |  Amount to be  |  Proposed Maximum  |  Proposed Maximum  |      Amount of      |
|   be Registered       | Registered (1) | Offering Price Per | Aggregate Offering | Registration Fee (3)|
|                       |                |    Share (2)(3)    |    Price (2)(3)    |                     |
----------------------------------------------------------------------------------------------------------
|Common Stock, par      |                |                    |                    |                     |
|value $.01 per share   |    800,000     |      $4.1875       |    $3,350,000.00   |      $1,015.15      |
----------------------------------------------------------------------------------------------------------

(1) The Registrant previously registered 200,000 shares of its Common Stock with respect to its 1989 Key Employee Stock Option Plan (the "Plan") on Form S-8 (No. 33-31427), an additional 800,000 shares of its Common Stock with respect to the Plan on Form S-8 (No. 33-36944), an additional 800,000 shares of its Common Stock with respect to the Plan on Form S-8 (No. 33-72704), and an additional 800,000 shares of its Common Stock with respect to the Plan on Form S-8 (No. 33-60879).
(2) Estimated solely for purposes of determining the registration fee.
(3) Calculated pursuant to Rule 457(h) based on the average of the high and low prices of the Registrant's Common Stock ($4.1875) as reported on the Nasdaq National Market System on August 14, 1997.
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

                           INCORPORATION BY REFERENCE


     California Amplifier, Inc.'s Annual Report on Form 10-K for the fiscal year ended March 1, 1997, Quarterly Report on Form 10-Q for the period ended May 31, 1997, Amended Quarterly Report on Form 10-Q/A for the period ended
May 31, 1997, and the contents of Registration Statement No. 33-31427, Post Effective Amendment No. 1 to Registration Statement No. 33-31427, Registration Statement No. 33-36944, Registration Statement No. 33-72704, and Registration Statement No. 33-60879 heretofore filed with the Securities and Exchange Commission are hereby incorporated in this Registration Statement by reference.

                      REGISTRATION OF ADDITIONAL SECURITIES

SHARE INCREASE AMENDMENT

     On May 4, 1989, the Board of Directors of the Company approved and adopted the California Amplifier, Inc. 1989 Key Employee Stock Option Plan (the "1989 Plan"). The 1989 Plan provides for the grant of "incentive options" and "non-qualified options." On May 16, 1996, the Board of Directors adopted and approved, subject to stockholder approval, an amendment to the 1989 Plan to increase the number of shares of the Registrant's $.01 par value common stock (the "Common Stock") that may be acquired upon the exercise of options under the 1989 Plan from an aggregate of 2,600,000 shares to an aggregate of 3,400,000 shares (the "Share Increase Amendment"), subject to adjustment to prevent dilution as specified in Section 10 of the 1989 Plan. The additional 800,000 shares of Common Stock that may be acquired upon exercise of options under the 1989 Plan, as amended by the Share Increase Amendment, are being registered hereby and have been listed with the Nasdaq National Market System.

                                     PART II

                INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 8.   Exhibits

4.11      Amendment No. 4 to the 1989 Key Employee Stock Option Plan

5.1       Opinion of Gibson, Dunn & Crutcher

23.1      Consent of Gibson, Dunn & Crutcher
          (included in Exhibit 5.1)

23.2      Consent of Arthur Andersen LLP,
          independent public accountants

Item 9.   Undertakings

(a) The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent of given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934, and, where interim financial information is required to be presented by
Article 3 or Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

(b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the indemnification provisions described in any earlier registration statements relating to the 1989 Plan, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                    SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Camarillo, State of California, on this 15th day of August, 1997.

                                       CALIFORNIA AMPLIFIER, INC.



                                       By:      /s/ Ira Coron
                                           Chairman of the Board and
                                            Chief Executive Officer
Dated:  August 15, 1997

   Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the Registrant in the capacities and on the dates indicated.

                                      CAPACITIES
    SIGNATURES                      IN WHICH SERVED                  DATES
----------------------   ------------------------------------   ---------------

/s/ Ira Coron            Chairman, Chief Executive              August 15, 1997
                         Officer and Director (Principal
                         Executive Officer)

/s/ Arthur H. Hausman    Director                               August 15, 1997

/s/ William E. McKenna   Director                               August 15, 1997

/s/ Thomas Ringer        Director                               August 15, 1997

/s/ Michael R. Ferron    Vice President, Finance                August 15, 1997
                         and Chief Financial Officer
                         (Principal Accounting Officer)

                                INDEX TO EXHIBITS

EXHIBIT
NUMBER          DESCRIPTION
-------         -----------

4.11            Amendment No. 4 to the 1989 Key Employee Stock Option Plan

5.1             Opinion of Gibson, Dunn & Crutcher

23.1            Consent of Gibson, Dunn & Crutcher (included in Exhibit 5.1)

23.2            Consent of Arthur Andersen LLP, independent public accountants